EXHIBIT 21.1

Subsidiaries of Urban Outfitters, Inc., a Pennsylvania corporation

(as of February 1, 2016)

Subsidiary	Jurisdiction of Organization
Anthropologie, Inc.	Pennsylvania
Urban Outfitters Wholesale, Inc.	Pennsylvania
URBN UK Limited	United Kingdom
Urban Outfitters West LLC	California
URBN Holding LLC	Delaware
UO Fenwick, Inc.	Delaware
URBN Canada Retail, Inc.	Canada
Urban Outfitters Ireland Limited	Ireland
Free People of PA LLC	Pennsylvania
U.O. Real Estate LLC	Pennsylvania
U.O. Real Estate Holding I LLC	Pennsylvania
U.O. Real Estate Holding II LLC	Pennsylvania
Urban Outfitters Denmark (Branch of URBN UK Limited, UK)	Denmark
Urban Outfitters I Sverige AB	Sweden
URBN Netherlands Retail BV	Netherlands
Urban Outfitters Belgium BVBA	Belgium
Urban Outfitters Germany GmbH	Germany
HK Sourcing Limited	Hong Kong
URBN HK Trading Limited	Hong Kong
Terrain Merchandising LLC	Delaware
Terrain East LLC	Pennsylvania
J. Franklin Styer Nurseries, Inc.	Pennsylvania
UO US LLC	Delaware
Urban Outfitters UK Limited	United Kingdom
Anthropologie UK Limited	United Kingdom
UO Bermuda Limited	Bermuda
URBN Bermuda Holding Ltd	Bermuda
URBN Bermuda Holding Partners LP	Bermuda
URBN Japan GK	Japan
URBN Ireland Retail Ltd	Ireland
URBN Spain Retail S.L.	Spain
URBN Hong Kong Retail Limited	Hong Kong
URBN France Retail SARL	France
URBN PR Holding, Inc.	Delaware
URBN Italy Retail SRL	Italy
URBN Puerto Rico LLC	Puerto Rico
URBN India Sourcing & Design Solutions Limited	India
URBN International Operations Limited	United Kingdom
URBN Holdings UK Limited	United Kingdom
URBN Turkey Sourcing & Design Solutions Limited	Turkey
URBN Group Holdings LP	United Kingdom
URBN Fenwick International Limited	United Kingdom

Subsidiary	Jurisdiction of Organization
UK Group Finance Holdco Limited	United Kingdom
URBN US LLC	Delaware
URBN Finance UK Limited	United Kingdom
URBN FNB Holdings LLC	Pennsylvania
URBN Mt. Vernon AS LLC	Pennsylvania
URBN Waverly Amis LLC	Pennsylvania
URBN 640 Osteria LLC	Pennsylvania
URBN NVY LoSp LLC	Pennsylvania
URBN VP Holdings LLC	Pennsylvania
URBN Callowhill LLC	Pennsylvania
URBN Chancellor LLC	Pennsylvania
URBN Guadalupe LLC	Texas
URBN 14th Street LLC	Washington DC